                                                                  EXHIBIT 23.6


                        CONSENT OF PROPOSED DIRECTOR


        The undersigned hereby consents to being named as a proposed member of the Board of Directors of Capital Senior Living Corporation (the "Registrant") in the Prospectus constituting part of the Registration Statement of the Registrant filed under the Securities Act of 1933, as amended.

                                        /s/ James A. Moore
                                        -----------------------------
                                        Name:  James A. Moore
                                        Date:  September 29, 1997